UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

LUX DIGITAL PICTURES, INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

333-153502	26-2589503
(Commission File Number)	(I.R.S. Employer Identification No.)

347 Chapala Street, Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

(805) 308-9151
(Registrant’s telephone number, including area code)

12021 Wilshire Boulevard, Suite 450, Los Angeles, California 90025
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))
☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On September 28, 2012, the Board of Directors of Lux Digital Pictures, Inc. (the “Company” or “us”) adopted Amended and Restated Bylaws.  The following is a summary of certain provisions of the Amended and Restated Bylaws adopted by the Board of Directors and is qualified in its entirety by reference to our Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Report.

Board of Directors.  Our Amended and Restated Bylaws provide that the number of persons constituting our Board of Directors may be fixed from time to time, but only by a resolution adopted by a majority of our Board of Directors and provided that such number cannot be less than one nor more than seven.  The number of directors currently fixed for our Board of Directors is two.  The Amended and Restated Bylaws provide that directors serve until the next annual meeting of the shareholders, at which time they are subject to nomination and re-election unless they sooner resign or are removed.  Vacancies on the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors will be filled by a majority vote of the directors then in office, even if less than a quorum, or by the sole remaining director.  Our directors may be removed only for cause by the affirmative vote of holders of at least 66 2/3 % of our then outstanding capital stock voting together as a single class.

Indemnification.  Our Amended and Restated Bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law.  We believe that indemnification under our Amended and Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Amended and Restated Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Amended and Restated Bylaws permit such indemnification.

Stockholder Meetings. Our Amended and Restated Bylaws provide that a special meeting of stockholders may be called only by our chief executive officer, the board of directors, or a committee of the board of directors which has been duly designated.

Amendment of Bylaws. Any amendment of our Amended and Restated Bylaws may be made by our stockholders or by our Board of Directors.  An amendment to our Amended and Restated Bylaws made by our stockholders requires approval by holders of at least a majority of our then outstanding capital stock, except that approval by the holders of two-thirds of our then outstanding capital stock is required to amend the director removal section of the Amended and Restated Bylaws.  An amendment to our Amended and Restated Bylaws made by our Board of Directors requires the affirmative vote of a majority of the whole Board of Directors.

SECTION 9.  FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits

3.1          Amended and Restated Bylaws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUX DIGITAL PICTURES, INC.
(Registrant)

Date: September 28, 2012	By:	/s/ Michael Hill, Chief Executive Officer
Michael Hill, Chief Executive Officer

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